UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2013

Trans-Pacific Aerospace Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-148447	36-4613360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Huntington Drive, Suite 107 San Marino, California 91108
(Address of principal executive offices)

(626) 796-9804

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2013, Trans-Pacific Aerospace, Inc. (“Company”) entered into separate Securities Purchase Agreements with Tina Kwan, Betty Li and Harbin Aerospace Company, LLC (“Harbin”), each of whom are holders of the capital stock of Godfrey (China) Limited (“Godfrey”), the Company’s 25%-owned Hong Kong subsidiary engaged in the development of the Company’s production facility in Guangzhou, China.

Pursuant to the Securities Purchase Agreements, Tina Kwan and Betty Li each agreed to transfer to the Company 150,000 shares of the capital stock of Godfrey and Harbin agreed to transfer to the Company 50,000 shares of the capital stock of Godfrey in consideration of the Company’s issuance of 2,000,000 shares of its common stock to each of Ms. Kwan and Ms. Li and 800,000 shares of its common stock to Harbin. In addition, the Company agreed that in the event all of the stock holders of Godfrey sell 100% of the issued and outstanding shares of Godfrey for cash, the Company will pay to Kwan, Li and Harbin the cash amount they would have received had they retained their Godfrey shares. The Godfrey shares transferred by Kwan, Li and Harbin represented all of the shares of capital stock of Godfrey held by them.

Upon the closing of the transactions under the Securities Purchase Agreements, the Company will increase its ownership of Godfrey from 25% to 55%. The transactions under the Securities Purchase Agreements will close subject to and upon the recording of the transfer of the Godfrey shares with the appropriate governmental agency in Hong Kong, which is expected to occur shortly.

Item 3.02 Unregistered Sales of Equity Securities.

On April 5, 2013, the Company agreed to issue to three parties a total of 2,800,000 shares of the common stock of the Company in consideration of the parties’ transfer of their capital shares of Godfrey (China) Limited (“Godfrey”). The transactions are described in Item 1.01 above. The Company shares were issued pursuant to the exemption from registration set forth at Section 4(a)(2) of the Securities Act of 1933. There were no sales commissions or finders’ fees paid in connection with the share issuances.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Filing Method

The following exhibits are filed with this report:

Exhibit 99.1	Securities Purchase Agreement dated March 25, 2013 between Registrant and Tina Kwan	Filed Electronically herewith
Exhibit 99.2	Securities Purchase Agreement dated March 25, 2013 between Registrant and Betty Li	Filed Electronically herewith
Exhibit 99.3	Securities Purchase Agreement dated April 5, 2013 between Registrant and Harbin Aerospace Company, LLC	Filed Electronically herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans-Pacific Aerospace Company, Inc.
Dated: April 11, 2013	/s/ William Reed McKay
William Reed McKay

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